Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER

PURSUANT TO
18 U.S.C. SECTION 1350

The undersigned, Jamie Oei, the Chief Executive Officer of Silica Resources Corporation, and Robert Skelly, the Chief Financial Officer of Silica Resources Corporation, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to their knowledge, the Report on Form 10-QSB of Silica Resources Corporation, for the quarterly period ended September 30, 2006, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and that the information contained in the Report on Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of Silica Resources Corporation.

Date:  November 16, 2006.

/s/ Jamie Oei

Jamie Oei
President, Chief Executive Officer, Principal
Executive Officer and a director

/s/ Robert Skelly

Robert Skelly
Secretary, Treasurer, Chief Financial Officer,
Principal Accounting Officer and a director

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